Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-73155, 333-77061, 333-42729, 333-37350, 333-50880, 333-105964, 333-124864, and 333-133925 of our report dated February 29, 2008, relating to the consolidated financial statements and financial statement schedule of MGM MIRAGE and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption, on January 1, 2006, of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and on January 1, 2007, of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109), and our report dated February 29, 2008, relating to the effectiveness of MGM MIRAGE and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of MGM MIRAGE for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
February 29, 2008